                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                 Form 8-K/A-1

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      January 28, 1997
                                                  ------------------------


ON Technology Corporation
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)


Delaware                             0-26376                 04-3162846
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)


One Cambridge Center            Cambridge, MA                        02142
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code  (617) 374-1400
                                                    ----------------------------



              N/A
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

                           ON Technology Corporation


Item 2  Acquisition or Disposition of Assets

     On January 28, 1997, Wilma 96 Vermogensverwaltungs GmbH ("Wilma GmbH"), a wholly-owned subsidiary of ON Technology Corporation ("ON Technology"), purchased all of the outstanding capital stock of csd Software GmbH, a German corporation for: (i) $5,000,000 in cash and (ii) approximately 1,315,790 newly issued shares of ON Technology common stock with a value of $7,393,160 based on the average closing price of ON Technology Common Stock during the five business days preceding and the five business days following the date of execution of the definitive Purchase Agreement.

     The acquisition is being accounted for as a purchase. A significant portion of the purchase price, as outlined in the attached notes to the pro forma condensed consolidated financial statements, has been identified in an appraisal as intangible assets, including approximately $13.8 million of in-process R&D (see discussion in Note 1 to December 31, 1996 Pro Forma Condensed Consolidated Balance Sheet).

     The accompanying Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 assumes that the acquisition took place January 1, 1996, the beginning of ON Technology's most recently completed fiscal year. The Pro Forma Condensed Consolidated Balance Sheet for the year ended December 31, 1996 assumes that the acquisition took place on December 31, 1996, the end of ON Technology's most recently completed fiscal year. The Pro Forma Condensed Consolidated Statement of Operations does not include the effect of the non-recurring write-off of in-process R&D directly attributable to the acquisition.

     The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect as presented, or which may be reported in the future.

     The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for ON Technology (not presented herein) and the csd Software GmbH financial statements presented herein.


Item 7  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

     Report of Independent Public Accountants (Arthur Andersen LLP)
     Balance Sheet at December 31, 1996
     Statement of Operations for the year ended December 31, 1996
     Statement of Stockholders' Equity for the year ended December 31, 1996 Statement of Cash Flows for the year ended December 31, 1996
     Notes to Financial Statements

     (b) Pro Forma Financial Information

     Pro Forma Condensed Consolidated Balance Sheet at December 31, 1996
     Pro Forma Condensed Consolidated Statement of Operations for the year ended
         December 31, 1996

                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                ON Technology Corporation





                                by:   /s/ Christopher A. Risley
                                      ------------------------------------------
                                      Christopher A. Risley
                                      President and Chief Executive Officer

Dated: April 14, 1997

                                 Exhibit Index


(a) * Stock Purchase Agreement among Wilma 96 Vermogensverwaltungs GmbH and csd Software GmbH dated January 28, 1997.

    * Previously filed with Report on Form 8-K filed with the Securities and Exchange Commission of February 6, 1997.

                   Report of Independent Public Accountants



To the Stockholders and Directors of
csd Software GmbH

We have audited the accompanying balance sheet of csd Software GmbH as of December 31, 1996, and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of csd Software GmbH as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with the generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
February 10, 1997

                               CSD SOFTWARE GMBH

                                 Balance Sheet
                            as of December 31, 1996

                                    ASSETS
Current Assets:
  Cash and cash equivalents                             $  346,532
  Accounts receivable, net of allowance of $108,450      1,926,133
  Inventory                                                 70,559
  Other current assets                                      96,835
  Deferred tax asset                                     1,149,438
                                                        ----------
    Total current assets                                 3,589,497
                                                        ----------
Fixed Assets:
  Computer and office equipment                          1,180,968
  Automobiles                                               68,317
                                                        ----------

  Less--Accumulated depreciation                           838,105

    Total fixed assets                                     411,179
                                                        ----------


Other assets                                                58,492
                                                        ----------

    Total assets                                        $4,059,168
                                                        ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Line of credit                                        $  934,837
  Accounts payable                                         802,705
  Accrued expenses                                       1,272,402
  Deferred revenue                                       3,331,938
                                                        ----------

    Total current liabilities                            6,341,882
                                                        ----------

Commitments (Note 5)

Stockholders' Equity:
  Called-up shares capital                                  34,805
  Share premium account                                    632,605
  Accumulated deficit                                   (3,079,527)
  Cumulative translation adjustment                        129,403
                                                        ----------

    Total stockholders' equity                          (2,282,714)
                                                        ----------

Total Liabilities and Stockholders' Equity              $4,059,168
                                                        ==========

  The accompanying notes are an integral part of these financial statements.

                               CSD SOFTWARE GMBH

                            Statement of Operations
                      for the Year Ended December 31, 1996



Revenue:
Net product revenue           $  7,475,113
Other revenue                      518,039
                               -----------
  Total revenue                  7,993,152

Cost and Expenses:
Cost of Revenue                  3,793,804
Operating Expenses               5,720,813
                               -----------

Operating Loss                  (1,521,465)

Other Income, net                  114,398

Provision for Income Taxes           8,191
                               -----------

Net Loss                       $(1,398,877)
                               ===========

   The accompanying notes are an integral part of these financial statements.

                               CSD SOFTWARE GMBH

                       Statement of Stockholders' Equity
                      for the Year Ended December 31, 1996



                              CALLED-UP    SHARE                    CUMULATIVE
                               SHARES     PREMIUM    ACCUMULATED    TRANSLATION
                               CAPITAL    ACCOUNT      DEFICIT      ADJUSTMENT       TOTAL



Balance, December 31, 1995      $34,805  $       -    $ (678,167)  $          -   $  (643,362)
Additions to share premium
account                               -    632,605             -              -       632,605
Dividends paid                        -          -    (1,002,483)             -    (1,002,483)
Cumulative translation
adjustment                            -          -             -        129,403       129,403


Net loss                              -          -    (1,398,877)             -    (1,398,877)
                              ---------  ---------   -----------   ------------   -----------

Balance, December 31, 1996      $34,805   $632,605   $(3,079,527)      $129,403   $(2,282,714)
                              =========  =========   ===========   ============   ===========

The accompanying notes are an integral part of these financial statements.

                               CSD SOFTWARE GMBH

                     Consolidated Statements of Cash Flows
                      for the Year Ended December 31, 1996


Cash Flows from Operating Activities
  Net loss                                           $  (1,398,877)
  Adjustments to reconcile net loss to net
     cash used in operating activities
     Depreciation                                          363,546
     Change in deferred income taxes                        82,659
     Changes in assets and liabilities:
       Accounts receivable                                (571,197)
       Inventory                                           262,941
       Other current assets                                (26,630)
       Accounts payable                                    544,017
       Accrued expenses                                 (1,894,395)
       Deferred revenue                                    369,444
                                                       -----------

          Net cash used in operating activities         (2,268,492)
                                                       -----------

Cash Flows from Investing Activities
  Increase in other assets                                 (28,437)
  Purchase of fixed assets, net                           (204,437)
                                                       -----------

          Net cash used in investing activities           (232,874)

Cash Flows from Financing Activities
  Additions to share premium account                       632,605
  Borrowings under line of credit, net                     934,837
  Dividends paid                                        (1,002,483)
                                                       -----------

          Net cash provided by financing activities        564,959
                                                       -----------

Effect of Exchange Rates on Cash and Cash Equivalents      129,403

Net Decrease in Cash and Cash Equivalents               (1,936,407)

Cash and Cash Equivalents, beginning of period           2,153,536
                                                       -----------

Cash and Cash Equivalents, end of period               $   346,532
                                                       ===========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for -
   Interest                                            $    14,860
                                                       ===========

   Taxes                                               $ 2,110,458
                                                       ===========

   The accompanying notes are an integral part of these financial statements.

                               CSD SOFTWARE GMBH

                         Notes to Financial Statements
                               December 31, 1996



(1)  Operations

     csd Software GmbH (the "Company") is engaged in the development, production and sale of PC desktop software management tools.

(2)  Summary of Significant Accounting Policies

     The accompanying financial statements reflect the application of certain accounting policies described below and elsewhere in the notes to the financial statements.

     (a)  Foreign Currency Translation

          The Companies functional currency is the German Mark (DM). For financial statement purposes the assets and liabilities have been translated at the exchange rate in effect at December 31, 1996. Revenues and expenses have been translated at the average exchange rate during the year ended December 31, 1996. A cumulative translation adjustment has been recorded at December 31, 1996, to reflect the difference in these exchange rates.

     (b)  Cash and Cash Equivalents

          The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) no. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified its cash equivalents as held-to-maturity and recorded them at amortized cost, which approximates market value. The Company considers all highly liquid cash investments with maturities of three months or less at the date of acquisition to be cash equivalents.

     (c)  Inventory

          The Company values inventory at the lower of cost (first-in, first-out) or market. Inventory consisted principally of finished goods at December 31, 1996.

     (d)  Depreciation

          The Company provides for depreciation by charges to operations in amounts estimated to allocate the cost of these assets over their estimated useful lives, of three to ten years.

                               CSD SOFTWARE GMBH

                         Notes to Financial Statements
                               December 31, 1996

                                  (Continued)


(2)  Summary of Significant Accounting Policies (Continued)

     (e)  Concentration of Credit Risk

          SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents, accounts receivable and debt. The estimated fair value of these financial instruments approximates their carrying value at December 31, 1996. The estimated fair values have been determined through information obtained from market sources and management estimates. During 1996, the Company had three customers who accounted for 27.8%, 26.5% and 23.5% of total revenue, respectively.

     (f)  Revenue Recognition

          The Company recognizes revenue in accordance with the provisions of Statement of Position No. 91-1, Software Revenue Recognition. Revenue from software product sales is recognized upon shipment of the product to customers where the Company has no significant obligations and collectibility of the revenue is probable. The deferred revenue at December 31, 1996 relates to license fees not yet earned including revenue related to products not yet completed and shipped as well as amounts related to software maintenance not yet provided. Maintenance is recognized ratably as earned and is included in other revenue in the statement of operations.

     (g)  Management Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     (h)  Income Taxes

          The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. The Company has recorded a deferred tax asset for that portion of its asset which is deemed realizable. The provision for the year ended December 31, 1996 represents amounts owed for trade taxes.

                               CSD SOFTWARE GMBH

                         Notes to Financial Statements
                               December 31, 1996

                                  (Continued)


(3)  Stockholder's Equity

     The Company has called-up share capital of 50,000 DM, approximately
     $35,000.

(4)  Line of Credit

     The Company has a line of credit (the "Line") with a bank for 2,000,000 DM, approximately $1,300,000. Borrowing's under the Line bears interest at a rate of 8.25% and expires on March 30, 1997 or until payment of a customer invoice, as defined. The Line is collateralized by guaranties granted by certain principals of the Company as well as certain receivables. As of December 31, 1996, the Company had $934,837 outstanding under the Line.

(5)  Lease Commitments

     The Company has operating lease commitments for a leased facility and equipment that expires through July, 1999. Future commitments under these operating leases are approximately $477,000, $30,000 and $17,000 in 1997, 1998 and 1999, respectively. Rent expense incurred under these operating leases was approximately $211,000 during the year ended 1996.

(6)  Accrued Expenses

     Accrued expenses consisted of the following:

               Payroll and payroll related           $  162,508
               Tax related                              762,351
               Other                                    347,543
                                                     ----------
                                                     $1,272,402
                                                     ==========

(7)  Sale of the Company

     On January 28, 1997 ON Technology Corporation ("ON") which is engaged in the development, marketing and distribution of software for networks acquired the outstanding stock of the Company. The shareholders of the Company received $5,000,000 in cash and 1,315,790 shares of newly issued ON common stock.

                                            ON TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                                      AS OF DECEMBER 31, 1996
                                                            (UNAUDITED)
                                                          (IN THOUSANDS)

                                                                Historical
                                                  ---------------------------------------
                                                    On Technology       csd Software GmbH     Pro Forma
                                                   December 31, 1996    December 31, 1996     Adjustments           Combined
                                                  -------------------   -----------------    -------------         ----------
CURRENT ASSETS:
  Cash and Cash Equivalents                       $            20,774   $             347    $      (5,037) (1)    $   16,084
  Accounts Receivable, Net                                      9,885               1,926                              11,811
  Inventory                                                     2,323                  71                               2,394
  Prepaid Expenses and Other Current Assets                     2,504                  97                               2,601
  Deferred Tax Asset                                                -               1,149                               1,149
                                                  -------------------   -----------------    -------------         ----------
   Total Current Assets                                        35,486               3,590           (5,037)            34,039

Property, Plant and Equipment , Net                             5,841                 411                               6,252

Other Assets                                                    2,815                  58            1,620 (1)          4,493
                                                  -------------------   -----------------    -------------         ----------
                                                               44,142               4,059           (3,417)            44,784
                                                  ===================   =================    =============         ==========


CURRENT LIABILITIES:
  Line of Credit                                                    -                 935                                 935
  Current Portion of Capital Lease Obligations                  1,063                   -                               1,063
  Accounts Payable                                              5,619                 803                               6,422
  Accrued Expenses                                              2,456               1,272              734 (1)          4,462
  Deferred Revenue                                              1,001               3,332                               4,333
                                                  -------------------   -----------------    -------------         ----------
    Total Current Liabilities                                  10,139               6,342              734             17,215

Capital Lease Obligation, Net of Current Portion                  510                   -                                 510



STOCKHOLDER'S EQUITY:                                          33,493              (2,283)          (4,151) (1)        27,059
                                                  -------------------   -----------------    -------------         ----------

TOTAL LIABILTIES AND EQUITY                                    44,142               4,059           (3,417)            44,784
                                                  ===================   =================    =============         ==========


NOTE 1:  PRO FORMA ADJUSTMENTS


     (1) To record and to allocate the purchase price:

           Purchased in-process R&D                          $ 13,780
           Intangibles                                          1,620
                                                              -------
                                                              $15,400


                                            ON TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 1996
                                                            (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       Historical
                                         ----------------------------------------
                                           On Technology        csd Software GmbH
                                            Year ended              Year ended            Pro Forma
                                         December 31, 1996      Decemeber 31, 1996        Adjustments                  Combined
                                         -----------------      ------------------       --------------              -------------
Net Product Revenue                      $          50,165      $            7,475                                   $      57,640
Other Revenue                                        1,627                     518                                           2,145
                                         -----------------      ------------------       --------------              -------------
Total Revenue                                       51,792                   7,993                                          59,785

Operating Expenses:
Cost of Product Revenue                             11,951                   3,794                  540 (1)                 16,285
Sales and Marketing                                 24,176                       -                                          24,176
Research and Development                             9,456                       -                                           9,456
General and Administrative                           4,407                   5,720                                          10,127
Charge for Purchased Research and
 Development                                        13,285                       -                                          13,285
Charge for Restructuring                             5,415                       -                                           5,415
                                         -----------------      ------------------       --------------              -------------
  Loss From Operations                             (16,898)                 (1,521)                (540)                   (18,960)



Interest Income, Net                                 1,134                     114                 (252) (2)                   997
                                         -----------------      ------------------       --------------              -------------
  Loss Before Provision for Income Taxes           (15,764)                (1,407)                 (792)                   (17,963)

Provision for Income Taxes                              97                      8                                              105
                                         -----------------      ------------------       --------------              -------------
   Net Loss                              $         (15,861)     $           (1,399)                (792)             $     (18,068)
                                         =================      ==================       ==============              =============

Net Loss Per Common and Common
Equivalent Share                         $           (1.46)                                                          $       (1.48)
                                         =================                                                           =============

Weighted Average Common and
Common Equivalent Shares Outstanding            10,853,814                                    1,315,790(3)              12,169,604
                                         =================                               ==============              =============

NOTE 1:

     For the purpose of these Proforma Financial Statements, the Purchased R&D was assumed to have been written off prior to the period presented herein, so that the statement of operations includes only recurring costs.

NOTE 2: PROFORMA ADJUSTMENTS

     The following is a description of each of the proforma adjustments:

     (1)  Amortization of Intangibles over three year lives.

     (2)  Reduce interest income as a result of utilizing cash for acquisition.

     (3) Pro forma net loss per common and common equivalent share is computed assuming the 1,315,790 shares issued in connection with the acquisition was outstanding for the entire period.